Exhibit 10.4

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “First Amendment”) dated as of September 30, 2005 and effective at 11:59 Eastern Time on such date (the “Effective Date”), is by and among Acceris Management and Acquisition LLC, a Minnesota limited liability company (the “Buyer”), North Central Equity LLC, a Minnesota limited liability company (“Guarantor”), C2 Global Technologies Inc. f/k/a Acceris Communications Inc., a Florida corporation (“ACI”), Acceris Communications Corp., a Delaware corporation (the “Company”), and Counsel Corporation, a Canadian corporation organized under the laws of the province of Ontario (the “Parent”) (ACI and the Company are collectively the “Sellers” and ACI, Acceris and Parent are collectively the “Seller Parties”).

W I T N E S S E T H:

WHEREAS, the parties to this First Amendment are party to an Asset Purchase Agreement dated May 19, 2005 (the “Agreement”) pursuant to which the Company has agreed to sell, transfer and otherwise convey, and the Buyer has agreed to purchase and assume, the Acquired Assets and the Assumed Liabilities, on the terms and subject to the conditions of the Agreement; and

WHEREAS, the parties have negotiated certain changes to the terms of the Agreement necessary to close the transaction and desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements herein contained, the parties hereby agree to amend the Agreement with this First Amendment as follows:

1.	Section 2.1 of the Agreement is hereby amended by adding the following two sentences at the end of such section:

Seller Parties have negotiated a wholesale account credit of $585,000 with Qwest Communications Corporation (“Qwest”). In exchange, at Closing Guarantor shall make a Promissory Note in the amount of $585,000 payable to Parent. Promptly following Closing, the Seller Parties shall produce a settlement agreement with Qwest (“Qwest Settlement Agreement”) pursuant to the letter agreement entered into at Closing among the parties to this First Amendment (“Letter Agreement”). Seller Parties shall deliver to Buyer an opinion of their counsel in form and substance reasonably satisfactory to Buyer promptly following Closing.

2.	Section 2.4 of the Agreement is hereby deleted and replaced with the word “omitted”.

3.	Section 2.6 of the Agreement is hereby amended by making 2.6 “Deliveries at Closing” into subsection (a) and by adding a new subsection (b) which reads as follows:

(b) At the Closing the parties shall execute a Closing Statement that identifies the repayment of (i) the Promissory Note made by the Guarantor to the Parent in the amount of $375,000 on May 19, 2005, (ii) the Promissory Note made by the Guarantor to the Parent in the amount of $625,000 issued on July 6, 2005, (iii) accrued interest on such Notes totaling $22,712.32 and (iv) the $585,000 Note issued by the Buyer to Parent on the Closing less an amount of (x) $114,000 owed by the Sellers for lost network disputes that are part of the Excluded Liabilities but were satisfied by the Buyer, (y) September payroll reimbursement for ACI employees paid through the Acceris Communications Corp. payroll system in the amount of $33,623.49, and (z) a balance sheet adjustment in place of compliance with Section 2.4 of the Agreement (which has been deleted by this First Amendment) in the amount of $67,833.50, and (iv) a Promissory Note issued by Guarantor to Parent in the amount of $585,000. At Closing, Guarantor shall pay Parent the sum of $807,255.78 according to the Letter Agreement in immediately available funds and make a Promissory Note to Parent in the amount of $585,000.

4.	The last two sentences of Section 5.1(a) of the Agreement is hereby deleted.

5.	[Intentionally deleted]

6.	Section 5.7(a) of the Agreement is hereby amended by deleting the first two sentences of Section 5.7(a) and adding the following language in its place:

The Buyer has waived the requirement that the Seller Parties use their commercially reasonable efforts to obtain the third party Consents listed on Schedule 3.3 prior to the Closing.

7.	[Intentionally deleted]

8.	[Intentionally deleted]

9.	[Intentionally deleted]

10.	The following is added to the Agreement as a new Section 5.18:

In connection with the approximately $884,566 total of network billing disputes with (i) MCI Network Services, Inc. (“MCI”) (approximately $530,000 of disputed billings), (ii) Global Crossings Bandwidth, (“Global”) (approximately $320,000 of disputed billings) and (iii) various other carrier disputes (approximately $34,566 of disputed billings) that are Excluded Liabilities, the Seller Parties agree to use their reasonable best efforts to resolve the disputes as quickly as possible. The Promissory Note dated September 30, 2005 for $585,000 made by Guarantor to Counsel Corporation contains provisions that suspend Guarantor’s obligation to make principle payments in order to reduce Buyer’s risk with respect to the foregoing network billing disputes. Buyer shall make Keith Harrison and Abby Knowlton reasonably available to Seller Parties to assist them in resolving such network billing disputes.

11.
Clause (iv) of Section 9.3 is hereby deleted. The Seller Parties shall provide the assistance, if any, necessary under the provisions of Section 5.7(a) of the Agreement as amended by this First Amendment.

12.	Section 9.6 of the Agreement is hereby deleted and replaced with the word “omitted”.

13.	[Intentionally deleted]

14.	Section 9.10 of the Agreement is hereby deleted and replaced with the word “omitted”. The following is hereby added to the Agreement as a new Section 5.19:

Buyer and the Universal Services Administrative Company (the “USAC”) have entered into a settlement for approval by the FCC with respect to amounts owed to the USAC by the Company and the parties agree, notwithstanding any provision of the Agreement to the contrary, that such amounts and obligations shall be Assumed Liabilities.

15.	The following conditions precedent to the Buyer’s obligation to consummate the transactions contemplated by the Agreement are hereby added to the Agreement as Sections 9.11, 9.12 and 9.13:

Section 9.11. Seller Parties shall deliver, marked as satisfied, the Promissory Note in the amount of $375,000 dated May 19, 2005 payable by Guarantor to Parent and the Promissory Note in the amount of $625,000 dated July 6, 2005 payable by Guarantor to Parent.

Section 9.12. Seller Parties shall deliver an executed copy of the settlement agreement between Acceris Communications Corp. and MCI Worldcom Network Services, Inc. regarding the $374,186 volume commitment penalty payment in the MCI Telecommunications Services Agreement dated November 1, 2001, as amended.

Section 9.13. Pursuant to the Letter Agreement, Seller Parties shall deliver an executed copy of the Qwest Settlement Agreement.

15.
The following agreements that were entered into by all or some of the parties to this First Amendment are hereby terminated: Secured Promissory Note dated May 19, 2005, Irrevocable Proxy dated May 19, 2005, Guaranty dated May 19, 2005, Security Agreement dated May 19, 2005 and the Management Services Agreement dated May 19, 2005. At Closing, Buyer shall mark as satisfied and deliver to Parent the Secured Promissory Note.

16.	Capitalized terms not defined in this First Amendment shall have the meanings assigned in the Agreement.

17.	Except as amended hereby, the Agreement shall continue in full force and effect. IN WITNESS WEREOF, the parties hereto have caused this First Amendment to be executed as of the Effective Date.

BUYER:

ACCERIS MANAGAMENT AND ACQUISITION LLC

Name: Elam Baer Title: Chief Executive Officer

SELLER PARTIES:

COUNSEL CORPORATION

Name: _______________________________________ Title: _______________________________________

C2 GLOBAL TECHNOLOGIES INC. f/k/a ACCERIS COMMUNICATIONS INC.

Name: _______________________________________ Title: _______________________________________

ACCERIS COMMUNICATIONS CORP.

Name: _______________________________________ Title: _______________________________________

GUARANTOR:

NORTH CENTRAL EQUITY LLC

Name: _______________________________________ Title: _______________________________________